Exhibit 10.17

FOURTH AMENDMENT TO LEASE AGREEMENT

This Fourth Amendment to Lease Agreement (this “Amendment”) is made and entered into as of October 30, 2024 (“Effective Date”), by and between PERRYVILLE SPE, LLC, a limited liability company (“Landlord”), and CELLDEX THERAPEUTICS, INC. (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord’s predecessor-in-interest, Crown Perryville, LLC., and Tenant entered into that certain Lease dated as of May 1, 2013 (the “Original Lease”) in the building known as Perryville Ill at Perryville Corporate Park located at 53 Frontage Road, Hampton, New Jersey 08827 (the “Building) , as amended by a First Amendment of Lease, dated as of June 17, 2015 (the “First Amendment”), and as further amended by a Second Amendment of Lease, dated as of March 8, 2019 (the “Second Amendment”), and as further amended by a Third Amendment of Lease, dated as of May 22, 2022 (the “Third Amendment”), pursuant to which Tenant is currently leasing premises (the “Premises”) consisting of approximately 3,539 rentable square feet located on a portion of the first (1st) floor and approximately 29,824 rentable square feet located on a portion of the second (2nd) floor (the Original Lease, as amended by the First Amendment, Second Amendment, and Third Amendment is hereinafter collectively referred to as the “Lease”); and

WHEREAS, Landlord and Tenant desire to further amend the Lease on the terms and conditions set forth herein, all as provided in this Fourth Amendment;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

1.

Incorporation of Recitals: The above Recitals are hereby incorporated into this Amendment as if fully set forth herein. Except as otherwise defined herein, the capitalized terms used in this Amendment shall have the definitions as set forth in the Lease.

2.	Extension Term and Renewal Option:
A.	Extension Term: As of the Effective Date, the New Extension Term of the Lease commencing on August 1, 2020, and ending on July 31, 2025, shall be extended by two years to end on July 31, 2027.
B.	Base Rent:
▪	Year 1 (August 1, 2025 - July 31, 2026): $17.42 per Rentable Square Foot (RSF) plus Tenant Electric (hereinafter defined).

▪	Year 2 (August 1, 2026 - July 31, 2027): $17.86 per RSF plus Tenant Electric (hereinafter defined).
C.	Tenant Electric: Due to increased utility rates, Tenant Electric shall be $2.25 per RSF during the Extension Term.
D.

Additional Renewal Options: Tenant shall have two (2) additional two-year renewal options under the same terms as Section 4.B. of the Third Amendment, except that the first Renewal Term shall be for the period commencing August 1, 2027 through July 31, 2029 and the second Renewal Term shall be for the period commencing August 1, 2029 through July 31, 2031. The rent shall be increased by 102.5% of the Base Rent for the last year of the prior term and will increase 2.5% annually thereafter.

3.	Right of First Refusal (ROFR):
A.

As long as Tenant is not in default under the Lease (subject to applicable notice and cure periods), if Landlord receives or issues a proposal for leasing any space on the third (3rd) floor of the Building (the “ROFR Space”), which Landlord is willing to accept, Landlord will notify Tenant within seven (7) business days of the receipt of the offer.

B.	Tenant will have seven (7) business days to respond to Landlord if they wish to accept the ROFR Space at the terms contained in the offer.
C.

If Tenant accepts the ROFR Space offer, the parties shall execute a lease amendment within thirty (30) days of receiving the draft amendment from Landlord. Failure, on the part of Tenant, to execute the draft amendment within 30 days of receipt shall a rejection of the ROFR Space.

D.	If not specified in the offer, the commencement date for the ROFR Space shall be 180 days following the date the ROFR Space is delivered to Tenant vacant and in broom-clean condition.
4.	Right of First Offer (ROFO):

Tenant retains a Right of First Offer, consistent with Section 19.29 of the Lease.

5.	Brokerage Representation:
A.	Tenant represents and warrants that they have dealt solely with Rv3 Solutions as their exclusive broker.
B.	Landlord has engaged Jones Lang LaSalle (JLL) as its broker.

C.	If a lease amendment is executed, a market commission based on the aggregate Base Rent will be paid by Landlord to Rv3 Solutions and JLL pursuant to separate written agreements.
6.

No Further Modification: Except as specifically amended hereby, the Lease shall remain in full force and effect in accordance with its terms. In the event of any conflict between this Amendment and the Lease, the terms of this Amendment shall prevail.

7.	Counterparts: This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
8.

Non-Binding Until Execution: Submission by Landlord of the within Amendment for execution by Tenant shall confer no rights nor impose any obligation on Landlord unless and until both Landlord and Tenant shall have executed this Amendment and duplicate originals thereof shall have been delivered by Landlord and Tenant to each other.

9.	Binding Effect: This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
10.

Miscellaneous: Except as expressly amended hereby, all of the terms, covenants, conditions and provisions of the Lease shall remain and continue unmodified, in full force and effect. This Amendment sets forth the entire agreement between the parties regarding the subject matter hereof, superseding all prior agreements and understandings, written and oral, and may not be altered or modified except by a writing signed by both parties. Landlord and Tenant each represent and warrant to the other that it has not relied upon any representation or warranty, express or implied, in entering into this Amendment, except those which are set forth herein

[Signature on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to Lease Agreement as of the date first above written.

LANDLORD:
Shelbourne Spring, LLC

By:	/s/ BERNARD S. BERTRAM
Name: Bernard Bertram
Title: Managing Member

TENANT:
Celldex Therapeutics, Inc.

By:	/s/ ANTHONY S. MARUCCI